UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2013

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with a routine review of the compliance of Tilly’s, Inc. (the “Company”) with the New York Stock Exchange (“NYSE” ) Listed Company Manual (the “Manual”), the NYSE requested the Company clarify and supplement certain disclosures in its proxy statement for the 2013 Annual Meeting of Stockholders (the “2013 Proxy Statement”) as described below.

Presiding Director. The Company does not have a director chosen to preside over all regularly scheduled executive sessions of the non-management directors, rather such presiding position will be rotated among the respective chairs of the committees of the Company’s board of directors from time to time.

Communication with Non-Management Directors. The procedure for stockholders to communicate with the non-management members of the board of directors included in the 2013 Proxy Statement is also the procedure for other interested parties:

Any stockholders or other interested parties may communicate with the Company’s non-management directors by sending such written communication to the Company’s Secretary at Tilly’s, Inc., Attn: Secretary, 10 Whatney, Irvine, California 92618. Copies of written communications received at such address will be provided to the board of directors or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the board of directors include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics. The Secretary may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests.

Corporate Governance Guidelines. The Company previously adopted its Corporate Governance Guidelines (the “Guidelines”) and made the Guidelines available on its website. The Guidelines are available through the Company’s website at www.tillys.com, in the Investor Relations section. The inclusion of the Company’s website address in this Current Report does not include or incorporate by reference the information on the Company’s website into this Current Report.

Disclosure of the items described above will be made on a going forward basis in the Company’s future annual meeting proxy statements, as well as in any other filings requiring such disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: October 4, 2013	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary